77.Q1

                                    EXHIBITS

(e)(1) Form of Investment Management Agreement between the Trust and ING Pilgrim Investments, Inc. is incorporated by reference to Post-Effective Amendment No. 28 to the Registration Statement on Form N-1A as filed on April 30, 2001.